UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2019

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	001-01070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza Suite 1530 Clayton, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑12 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

First Amendment to Credit Agreement

On December 20, 2019, Olin Corporation (the “Registrant”) and its wholly owned subsidiary Blue Cube Spinco, LLC (“Blue Cube”) executed an Amendment (the “First Amendment”) to the Credit Agreement dated as of June 16, 2019 among the Registrant, Blue Cube, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

The First Amendment adds a pricing tier for determining the applicable interest rate for borrowings under the credit facilities provided by the Credit Agreement, which would apply when the Registrant’s leverage ratio is greater than 4.00 to 1.00 and for so long as the Registrant has not achieved or maintained investment grade credit ratings.   When the new pricing tier applies, borrowings under the credit facilities provided by the Credit Agreement would bear interest at a rate equal to the sum of a London Interbank Offered Rate, as determined in accordance with the Credit Agreement, plus a margin of 2.125% or the sum of a base rate, as determined in accordance with the Credit Agreement, plus a margin of 1.125%.

Additionally, the First Amendment amends the definition of “Consolidated EBITDA” to allow the Registrant to include the pro forma effect of certain new revenue sources in the calculation thereof. The First Amendment also amends the definition of “Consolidated Interest Expense” to exclude from the calculation thereof any premium or write off of unamortized debt issuance costs, to the extent recognized in connection with the early extinguishment of certain indebtedness.

The First Amendment also modifies the consolidated net leverage ratio and consolidated interest coverage ratio financial covenants contained in the Credit Agreement to make those covenants less restrictive on the Registrant in certain periods.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is attached hereto as Exhibit 10.1 and which is incorporated by reference herein.

Eighth Amendment to Amended and Restated Credit and Funding Agreement

On December 20, 2019, the Registrant executed an Eighth Amendment (the “Eighth Amendment”) to the Amended and Restated Credit and Funding Agreement dated as of December 9, 2010 among the Registrant, the Lenders (as defined therein), and PNC Bank, National Association, as administrative agent, related to the Industrial Development Authority of Washington County Series 2010A bonds, The Industrial Development Authority of Washington County Series 2010B bonds, The Mississippi Business Finance Corporation Series 2010 bonds and The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee Series 2010 bonds to amend certain covenants, definitions and pricing terms to be consistent with the covenants, definitions, and pricing terms contained in the Credit Agreement as amended by the First Amendment described in Item 1.01.

The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Eighth Amendment, which is attached hereto as Exhibit 4.1 and which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit
4.1
Eighth Amendment to Amended and Restated Credit and Funding Agreement, dated as of December 20, 2019, among Olin Corporation, the Lenders (as defined therein), and PNC Bank, National Association, as administrative agent.

10.1
First Amendment to Credit Agreement, dated as of December 20, 2019, among Olin Corporation, Blue Cube Spinco, LLC, the Lenders and Issuing Banks (as defined therein) and Wells Fargo Bank, National Association, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ Eric A. Blanchard
Name: Eric A. Blanchard
Title: Vice President, General Counsel
and Secretary

Date:  December 20, 2019

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